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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 25, 2000

                        FIRSTCITY FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                        033-19694                      76-0243729
 (State or Other Jurisdiction      (Commission File Number)              (IRS Employer
       of Incorporation)                                              Identification No.)

             6400 IMPERIAL DRIVE,
                 WACO, TEXAS                                       76712
   (Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code: (254) 751-1750

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

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On August 25, 2000, FirstCity Consumer Lending Corporation ("Consumer Corp."), a wholly-owned subsidiary of FirstCity Financial Corporation (the "Company"), completed a sale of a 49% equity interest in its automobile finance operation to IFA Drive GP Holdings LLC ("IFA-GP") and IFA Drive LP Holdings LLC ("IFA-LP"), wholly-owned subsidiaries of IFA Incorporated ("IFA Parent"), for a purchase price of $15,000,000 cash pursuant to the terms of a Securities Purchase Agreement dated as of August 18, 2000 (the "Securities Purchase Agreement"), by and among the Company, Consumer Corp., FirstCity Funding LP ("Funding LP"), FirstCity Funding GP Corp. ("Funding GP"), IFA-GP and IFA-LP, a copy of which is attached hereto as Exhibit 10.40 and incorporated herein by reference. The Company had a loan outstanding to IFA Parent which was paid from the proceeds of the sale and IFA Parent is the lender under the $12,000,000 Term B Loan under the restructure of the Company's debt described in "Item 5. Other Events" below. IFA Parent is a wholly-owned subsidiary of the Bank of Scotland which is the agent for the lenders under the Company's senior loan facility. See "Item 5. Other Events" below.

     Funding LP, which is indirectly and directly 80% owned by Consumer Corp., and its general partner Funding GP were the entities engaged in the automobile finance operation since 1997 in Dallas, Texas. Consumer Corp. and Thomas R. Brower, Scot A. Foith, Thomas G. Dundon, R. Tyler Whann, Bradley C. Reeves, Stephen H. Trent and Blake P. Bozman (the "Management Group"), officers and shareholders of Funding GP and limited partners of Funding LP who indirectly and directly owned the remaining 20% equity interest in Funding LP, created a new entity, Drive Financial Services LP ("Drive"), to facilitate the sale. Consumer Corp. and Funding LP contributed all of the assets utilized in the operations of the automobile finance operation to Drive pursuant to the terms of a Contribution and Assumption Agreement dated as of August 18, 2000, by and between Consumer Corp. and Drive, and a Contribution and Assumption Agreement dated as of August 18, 2000, by and between Funding LP and Drive (collectively, the "Contribution Agreements"), copies of which are attached hereto as Exhibit
10.41 and Exhibit 10.42, respectively, and incorporated herein by reference. Drive assumed substantially all of the liabilities of the automobile finance operation as set forth in the Contribution Agreements. After taking into effect the sale of the 49% interest to IFA-GP and IFA-LP, the ownership of Drive is allocated as follows: 49% of Drive is owned (directly and indirectly) by IFA-GP and IFA-LP, 31% of Drive is owned (directly and indirectly) by Consumer Corp., and 20% of Drive is owned (directly and indirectly) by the Management Group.

     In the Securities Purchase Agreement, the Company, Consumer Corp., Funding LP and Funding GP made various representations and warranties concerning (i) their respective organizations, (ii) the auto finance operation conducted by Consumer Corp. and Funding LP, and (iii) the assets transferred by Consumer Corp. and Funding LP to Drive. The Company, Consumer Corp., Funding LP and Funding GP also agreed to indemnify IFA Parent, IFA-GP and IFA-LP from damages resulting from a breach of any representation or warranty contained in the Securities Purchase Agreement or otherwise made by the Company, Consumer Corp. or Funding LP in connection with the transaction. The indemnity obligation under the Securities Purchase Agreement survives for a period of seven (7) years from August 25, 2000 (the "Closing Date") with respect to tax-related representations and warranties and for thirty (30) months from the Closing Date with respect to all other representations and warranties. None of the Company, Consumer Corp., Funding LP, or Funding GP is required to make any payments as a result of the indemnity provided under the Securities Purchase Agreement until the aggregate amount payable exceeds $250,000, and then only for the amount in excess of $250,000 in the aggregate; however certain representations and warranties are not subject to this $250,000 threshold. Pursuant to the terms of the Contribution Agreements, Consumer Corp. and Funding LP have agreed to indemnify Drive from any damages resulting in a material adverse effect on Drive resulting from breaches of representations or warranties, failure to perform, pay or discharge liabilities other than the assumed liabilities, or claims, lawsuits or proceedings resulting from the transactions contemplated by the Contribution Agreements. Pursuant to the terms of the Contribution Agreements, Drive has agreed to indemnify Consumer Corp. and Funding LP for any breach of any representation or warranty by Drive, the failure of Drive to discharge any assumed liability, or any claims arising out of any failure by Drive to properly service receivables after August 1, 2000. Liability for indemnification pursuant to the terms of the Contribution Agreements will not arise until the total of all losses with respect to such matters exceeds $250,000 and then only for the amount by which such losses exceed $250,000; however this limitation will not apply to any breach of which the party had knowledge at the time of the Closing Date or any intentional breach by a party of any covenant or obligation under the Contribution Agreements.

     On the Closing Date, the Company and its subsidiaries entered into various agreements with Drive pursuant to the terms of the Securities Purchase Agreement, including (a) a Services Agreement dated as of August 18, 2000, between and among Consumer Corp. and Drive providing for certain personnel of the Company to work for Drive; (b) an Employee Leasing Agreement dated as of August 18, 2000, between Consumer Corp. and Drive pursuant to which Consumer Corp. will lease certain employees to Drive until December 31, 2000; and (c) an agreement among Funding LP and the other owners of Drive relating to election of managers, restrictions on sale of equity interests and certain other matters related to the operation of Drive.

     In connection with the purchase of the equity interest, IFA Parent, an affiliate of IFA-GP and IFA-LP, made a $60,000,000 term loan to Drive, the proceeds of which were used by Drive to repay a $60,000,000 loan owed to Consumer Corp. by Funding LP which was one of the liabilities assumed by Drive under the Contribution Agreements. The $60,000,000 term loan by IFA Parent to Drive was secured by residual interests in securitizations and other assets which had been transferred to Drive by Consumer Corp. and Funding LP pursuant to the terms of the Contribution Agreements. The Company provided a guaranty limited to a maximum amount of up to $4,000,000 of the $60,000,000 term loan by IFA Parent. The Company, Consumer Corp. and Funding LP secured the guaranty with a security interest in their respective ownership interests in Consumer Corp., Funding LP and Drive. IFA Parent also provided an additional warehouse facility of up to $100,000,000 to Drive.

     The sale of the 49% interest in Drive and the payment of the $60,000,000 loan owed to the Company generated a total of $75,000,000 in cash flow to the Company. The sale also resulted in a net profit from the auto finance operation of approximately $6,000,000, which will be reflected in the Company's third quarter results.

ITEM 5. OTHER EVENTS

     As a result of the sale of the 49% interest in the automobile finance operation, the Company reduced the outstanding debt under its senior and subordinate facilities from $113,000,000 to $44,263,000. The Company also retired $6,409,000 of debt owed to other lenders. The Company, the Bank of Scotland, as agent, The Governor and Company of the Bank of Scotland and IFA Parent (collectively, the "Lenders"), entered into a Second Amendment to Amended and Restated Loan Agreement dated as of August 18, 2000 (the "Second Amendment"), a copy of which is attached hereto as Exhibit 10.43 and incorporated herein by reference, pursuant to which the remaining debt under the Company's senior and subordinate debt facilities was restructured into a new loan facility that provides for a maximum aggregate loan amount of $53,000,000. The restructured facility is comprised of a $10,000,000 Revolving Line of Credit, a $31,000,000 Term Loan A and a $12,000,000 Term Loan B. The loans under the restructured loan facility mature December 31, 2003, and carry pricing of Libor plus 2.5% for the Revolving Line of Credit and Term Loan A and prime rate for Term Loan B. The Second Amendment provides for a facility fee of $500,000 and a prepayment fee of $500,000. The restructured loan facility requires the consent of the Lenders prior to payment of any common and preferred dividends. The Company obtained waivers or modifications under the Second Amendment that bring the Company into full compliance under the facility and cured defaults that existed prior to the restructure.

     IFA Parent retained the warrant for the purchase 425,000 shares of the Company's voting common stock at $2.3125 per share (the closing price on December 21, 1999) which was issued in connection with the debt restructure in December 1999. In connection with the execution of the Second Amendment, the Company and IFA Parent amended the option to obtain a warrant for 1,975,000 shares of non-voting stock which was granted in December 1999 in connection with the $25,000,000 subordinated debt facility. The option, as amended, allows IFA Parent to acquire a warrant to acquire 1,975,000 shares of the Company's non-voting common stock; the option can be exercised after August 31, 2001 if Term Loan B remains outstanding, but not prior to such date. The Company has until December 1, 2000 to take the necessary actions to authorize the issuance of the non-voting common stock covered by the option. The strike price of $2.31 will remain the same, but the initial date upon which the option can be exercised has been extended to August 31, 2001. In the event that prior to August 31, 2001 the Company either (a) refinances the $12,000,000 Term Loan B with subordinated debt, or (b) pays off the balance of Term Loan B from proceeds of an equity offering, then the option to acquire a warrant for 1,975,000 shares of non-voting stock will terminate. In the event that Term Loan B is terminated prior to August 31, 2001 through a transaction involving the issuance of warrants, IFA Parent is entitled to retain sufficient warrants to allow it to acquire approximately 4.86% of the Company's common stock.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Financial Statements. Not applicable.

     (b) Pro Forma Financial Information. The pro forma financial information for the following unaudited Pro Forma Condensed Consolidated Financial Statements is filed with this report:

Pro Forma Condensed Consolidated Balance Sheet as at June
  30, 2000...............................................   Page F-1
Pro forma Condensed Consolidated Statements of
  Operations:
  Year Ended December 31, 1999...........................   Page F-2
  Six Months Ended June 30, 2000.........................   Page F-3

     The unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of June 30, 2000, reflects the financial position of the Company after giving effect to the disposition of the assets, assumption of the liabilities by Drive, and the reduction and restructure of the Company's debt as discussed in Items 2 and 5, and assumes the disposition took place on June 30, 2000. The unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended December 31, 1999, and the six months ended June 30, 2000, assume that the transactions discussed in Items 2 and 5 occurred on January 1, 1999, and are based on the operations of the Company for the year ended December 31, 1999, and the six months ended June 30, 2000.

     The unaudited Pro Forma Condensed Financial Statements have been prepared by the Company based upon assumptions deemed proper by it. The unaudited Pro Forma Condensed Consolidated Financial Statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the periods presented. In addition, it should be noted that the Company's financial statements will reflect the disposition only from August 1, 2000, which is the cut-off date under the Securities Purchase Agreement.

     The unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical financial statements and related notes of the Company.

     (c) Exhibits.

        EXHIBIT
          NO.                                    DESCRIPTION
          ---                                    -----------
         10.40           -- Securities Purchase Agreement, dated as of August 18,
                            2000, by and among the Company, Consumer Corp., Funding
                            LP, Funding GP, IFA-GP and IFA-LP.
         10.41           -- Contribution and Assumption Agreement, dated as of August
                            18, 2000, by and between Consumer Corp. and Drive.
         10.42           -- Contribution and Assumption Agreement, dated as of August
                            18, 2000, by and between Funding LP and Drive.
         10.43           -- Second Amendment to Amended and Restated Loan Agreement,
                            dated December 20, 1999, by and among the Company, as
                            borrower, and the Lenders, as lenders, and Bank of
                            Scotland, as Agent.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FIRSTCITY FINANCIAL CORPORATION

                                            By:     /s/ J. BRYAN BAKER
                                              ----------------------------------
                                                        J. Bryan Baker
                                                    Senior Vice President
                                                 and Chief Financial Officer

Date: September 11, 2000

                        FIRSTCITY FINANCIAL CORPORATION

        PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT JUNE 30, 2000
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                        PRO FORMA ADJUSTMENTS
                                                   -------------------------------
                                      HISTORICAL      (A)        (B)       OTHER        PRO FORMA
                                      ----------   ---------   --------   --------      ---------
Cash and equivalents................   $ 17,160    $  (6,003)  $     --   $     --      $ 11,157
Purchased asset pools, net..........     30,889                                           30,889
Loan receivables, net...............     88,333      (81,188)                              7,145
Equity in unconsolidated
  subsidiaries......................     31,391                              2,185(C)     33,576
Discontinued operations.............     18,144                                           18,144
Investment securities...............     53,817      (53,817)                                 --
Deferred tax asset..................     20,101                                           20,101
Other assets........................     16,776       (6,597)                             10,179
                                       --------    ---------   --------   --------      --------
          Total assets..............   $276,611    $(147,605)  $     --   $  2,185      $131,191
                                       ========    =========   ========   ========      ========
Intercompany note payable...........   $     --    $ (60,000)  $ 60,000   $     --      $     --
Notes payable.......................    231,827      (74,622)   (58,100)   (15,000)(D)    84,105
Other liabilities...................     10,529       (5,935)    (1,900)     5,000(E)      7,694
                                       --------    ---------   --------   --------      --------
          Total liabilities.........    242,356     (140,557)        --    (10,000)       91,799
                                       --------    ---------   --------   --------      --------
Redeemable preferred stock..........     28,249                                           28,249
Common stock........................         84                                               84
Paid in capital.....................     79,613       (5,827)                5,827        79,613
Foreign currency loss...............       (636)                                            (636)
Accumulated deficit.................    (73,055)      (1,221)                6,358       (67,918)
                                       --------    ---------   --------   --------      --------
          Total equity..............      6,006       (7,048)        --     12,185        11,651
                                       --------    ---------   --------   --------      --------
          Total liabilities &
            equity..................   $276,611    $(147,605)  $     --   $  2,185      $131,191
                                       ========    =========   ========   ========      ========

---------------

(A) To eliminate the assets and liabilities included in the balance sheet of the Drive business as of June 30, 2000 and accrue $1.1 million of additional costs in Drive related to the transaction.

(B) To reflect $60 million loan from IFA to Drive which was used to pay down a $60 million intercompany loan to the Company. The Company applied $58.1 million of the proceeds to the Company's senior revolving line of credit, subordinated debt and other creditors and paid $1.9 million of closing costs and accrued interest.

(C) To reflect 31% equity investment in the Drive business under the equity method of accounting.

(D) To reflect a $15 million pay down of the Company's senior revolving line of credit, subordinated debt other creditors with the $15 million net proceeds from the sale of 49% interest in auto finance operation.

(E) To reflect $4 million deferred gain from sale of interest in Auto Finance operation and $1 million accrued closing costs related to the transaction.

                        FIRSTCITY FINANCIAL CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                 PRO FORMA ADJUSTMENTS
                                                                 ----------------------
                                                    HISTORICAL      (A)         OTHER       PRO FORMA
                                                    ----------   ----------   ---------     ---------
Revenues:
  Gain on sale of automobile loans................   $10,280      $(10,280)    $    --       $    --
  Servicing fees..................................     8,936        (5,086)
  Gain on resolution of Portfolio Assets..........     4,054                                   4,054
  Equity in earnings of unconsolidated
     subsidiaries.................................    11,318                     1,807(B)     13,125
  Interest income.................................    20,502       (17,449)                    3,053
  Other...........................................     3,838          (110)
                                                     -------      --------     -------       -------
          Total revenues..........................    58,928       (32,925)      1,807        27,810
Expenses:
  Interest on notes payable.......................    16,291        (4,730)     (6,323)(C)     5,238
  Salaries and benefits...........................    15,621        (8,053)                    7,568
  Provision for loan and impairment losses........     4,302        (4,302)                        0
  Occupancy, data processing, communication and
     other........................................    20,405        (9,945)                   10,460
                                                     -------      --------     -------       -------
          Total expenses..........................    56,619       (27,030)     (6,323)       23,266
  Loss from continuing operations before income
     taxes, minority interest and preferred
     dividends....................................     2,309        (5,895)      8,130         4,544
Provision for income taxes........................    (5,051)           65                    (4,986)
Minority interest.................................      (734)          446                      (288)
Preferred dividends...............................    (2,568)                                 (2,568)
                                                     -------      --------     -------       -------
          Loss from continuing operations.........   $(6,044)     $ (5,384)    $ 8,130       $(3,298)
                                                     =======      ========     =======       =======
Average Shares Outstanding........................     8,307                                   8,307
Earnings per share -- fully diluted...............   $ (0.73)                                $ (0.40)

---------------

(A)  To eliminate the results of operations of Drive for the year.

(B) To reflect the 31% equity in earnings of Drive under the equity method of accounting.

(C) To eliminate interest expense that would not have been incurred if the transaction had been completed at the beginning of the year.

                        FIRSTCITY FINANCIAL CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                 PRO FORMA ADJUSTMENTS
                                                                 ----------------------
                                                    HISTORICAL      (A)         OTHER        PRO FORMA
                                                    ----------   ----------   ---------      ---------
Revenues:
  Gain on sale of automobile loans................   $  2,836     $ (2,836)    $    --       $     --
  Servicing fees..................................      7,236       (3,309)                     3,927
  Gain on resolution of Portfolio Assets..........      1,770                                   1,770
  Equity in earnings of unconsolidated
     subsidiaries.................................      3,870                      505(B)       4,375
  Interest income.................................     11,064      (10,144)                       920
  Other...........................................      1,290         (100)                     1,190
                                                     --------     --------     -------       --------
          Total revenues..........................     28,066      (16,389)        505         12,182
Expenses:
  Interest on notes payable.......................     11,703       (2,568)     (4,575)(C)      4,560
  Salaries and benefits...........................      9,614       (5,194)                     4,420
  Provision for loan and impairment losses........      3,835       (2,231)                     1,604
  Occupancy, data processing, communication and
     other........................................      9,887       (4,759)                     5,128
                                                     --------     --------     -------       --------
          Total expenses..........................     35,039      (14,752)     (4,575)        15,712
  Loss from continuing operations before income
     taxes, minority interest and preferred
     dividends....................................     (6,973)      (1,637)      5,080         (3,530)
Provision for income taxes........................     (7,321)           8                     (7,313)
Minority interest.................................        187         (330)                      (143)
Preferred dividends...............................     (1,284)                                 (1,284)
                                                     --------     --------     -------       --------
          Loss from continuing operations.........   $(15,391)    $ (1,959)    $ 5,080       $(12,270)
                                                     ========     ========     =======       ========
Average Shares Outstanding........................      8,348                                   8,348
Earnings per share -- fully diluted...............   $  (1.84)                               $  (1.47)

---------------

(A)  To eliminate the results of operations of Drive for the period.

(B) To reflect the 31% equity in earnings of Drive under the equity method of accounting.

(C) To eliminate interest expense that would not have been incurred if the transaction had been completed at the beginning of the period.

                                 EXHIBIT INDEX

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
         10.40           -- Securities Purchase Agreement, dated as of August 18,
                            2000, by and among the Company, Consumer Corp., Funding
                            LP, Funding GP, IFA-GP and IFA-LP.
         10.41           -- Contribution and Assumption Agreement by and between
                            Consumer Corp. and Drive dated as of August 18, 2000.
         10.42           -- Contribution and Assumption Agreement by and between
                            Funding LP and Drive dated as of August 18, 2000.
         10.43           -- Second Amendment to Amended and Restated Loan Agreement,
                            dated December 20, 1999, by and among the Company, as
                            borrower, and the Lenders, as lenders, and Bank of
                            Scotland, as Agent.